                           NONSTATUTORY STOCK OPTION
                 (INITIAL OPTION - NEW NON-EMPLOYEE DIRECTORS)

                        EXEMPT FROM QUALIFICATION UNDER
                            SECTION 25102(f) OF THE
                          CALIFORNIA CORPORATIONS CODE


_________________________, Optionee:

    FCG Enterprises, Inc. (the "Company"), pursuant to its 1997 Non-Employee Directors' Stock Option Plan (the "Plan"), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's non-employee directors and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The grant of this option and the issuance of shares upon the exercise of this option are also intended to be exempt from the securities qualification requirements of the California Corporations Code pursuant to Section 25102(f) of that code. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

    The details of your option are as follows:

    1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is One Thousand (1,000).

    2. VESTING. Subject to the limitations contained herein, 1/12th of the shares will vest (become exercisable) each month after the date of grant until either (i) you cease to provide services to the Company for any reason, or (ii) this option becomes fully vested.

    3.   EXERCISE PRICE AND METHOD OF PAYMENT.

         (a) EXERCISE PRICE. The exercise price of this option is __________ Dollars ($_________) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

         (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:


                                      1.

                 (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

                (ii) Provided that at the time of exercise the Company's Common Stock is publicly traded, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

               (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                (iv) Payment by a combination of the methods of payment permitted by subsection 3(b)(i) through 3(b)(iii) above.

    4. WHOLE SHARES. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

    5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

    6. TERM. The term of this option commences on ___________, 199__, the date of grant, and expires on __________, 200__ (the "Expiration Date," which date is ten (10) years from the date this option is granted), unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date of its term as follows: twelve (12) months after the termination of your Continuous Status as a Director with the Company or an Affiliate of the Company unless one of the following circumstances exists:

         (a) Your termination of Continuous Status as a Director is due to your death or your death occurs within twelve (12) months following your termination of Continuous Status as a Director. This option will then expire on the earlier of the Expiration Date set forth above or eighteen (18) months after your death.

         (b) If during any part of such twelve (12) month period you may not exercise your option solely because of the condition set forth in Section 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have


                                      2.

been exercisable for an aggregate period of twelve (12) months after your termination of Continuous Status as a Director.

         (c) If your exercise of the option within twelve (12) months after termination of your Continuous Status as a Director with the Company or with an Affiliate of the Company would result in liability under Section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of
(i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as a Director with the Company or an Affiliate of the Company.

    However, this option may be exercised following termination of Continuous Status as a Director only as to that number of shares as to which it was exercisable on the date of termination of Continuous Status as a Director under the provisions of Section 2 of this option.

    7. REPRESENTATIONS. By executing this option agreement, you hereby warrant and represent that you are acquiring this option for your own account and that you have no intention of distributing, transferring or selling all or any part of this option except in accordance with the terms of this option agreement and Section 25102(f) of the California Corporations Code. You also hereby warrant and represent that you have either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect your own interests in connection with the grant of this option by virtue of the business or financial expertise of any of your professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

    8.   EXERCISE.

         (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

         (b) By exercising this option you agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

    9. TRANSFERABILITY. This option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) by written designation which takes effect upon your death,


                                      3.

(iii) by written instruction, in a form accepted by the Company, to your spouse, children, stepchildren, or grandchildren (whether adopted or natural) or to a trust, family partnership or limited liability company created solely for the benefit of you or the foregoing persons or (iv) to your former spouse (if transfer is pursuant to a judicial decree dissolving your marriage).
During your life this option is exercisable only by you or a transferee satisfying the above conditions. The right of a transferee to exercise the transferred portion of this option after your termination of service with the Company shall terminate in accordance with your right of exercise under Section 6 of this option, and after your death under subsection 6(a) of this option (treating the transferee as a person who acquired the right to exercise this option by bequest or inheritance). The terms of this option shall be binding upon your transferees, executors, administrators, heirs, successors and assigns.

    10. OPTION NOT A SERVICE CONTRACT. Nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director for the Company or Affiliate of the Company.

    11. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

    12. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of
Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

    Dated the __________ day of ______________, 199___.


                              FCG ENTERPRISES, INC.



                              By
                                 ----------------------------------
                                 Duly authorized on behalf
                                 of the Board of Directors
ATTACHMENTS:

    FCG Enterprises, Inc. 1997 Non-Employee Directors' Stock Option Plan Notice of Exercise


                                      4.

The undersigned:

    (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

    (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

    NONE      _____________________
              (Initial)

    OTHER     ______________________________
              ______________________________
              ______________________________



                             ----------------------------------------
                             OPTIONEE

                             Address:   _____________________________
                                        _____________________________


                                      5.